UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2021

VINE ENERGY INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-40239	81-4833927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5800 Granite Parkway, Suite 550 Plano, Texas	75024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (615) 771-6701

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	VEI	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

Merger Agreement

On August 10, 2021, Chesapeake Energy Corporation, an Oklahoma corporation (“Parent”), Hannibal Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub Inc.”), Hannibal Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub LLC” and, together with Merger Sub Inc., the “Merger Subs”), Vine Energy, Inc., a Delaware corporation (the “Company”), and Vine Energy Holdings LLC, a Delaware limited liability company (“Holdings”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

Pursuant to the Merger Agreement, on and subject to the terms and conditions set forth therein, (i) Merger Sub Inc. will be merged with and into the Company (the “First Merger”) and, as a result, the separate existence of Merger Sub Inc. shall cease and the Company shall continue its existence under the laws of the State of Delaware as the surviving corporation and as a wholly owned subsidiary of Parent (in such capacity, the “Surviving Corporation”) and (ii) immediately after the First Merger, the Surviving Corporation will be merged with and into Merger Sub LLC and, as a result, the separate existence of the Surviving Corporation shall cease and Merger Sub LLC shall continue its existence under the laws of the State of Delaware as the surviving company and as a wholly owned subsidiary of Parent (the “Second Merger” and, together with the First Merger, the “Merger”).

On and subject to the terms and conditions set forth in the Merger Agreement, (A) immediately prior to the effective time of the First Merger (the “Effective Time”) each Holdings membership interest designated as a Class B unit, and each corresponding share of the Company’s Class B common stock, par value $0.01 per share (“Class B Common Stock”), issued and outstanding at such time, shall be converted into the Company’s Class A common stock, par value $0.01 per share (“Company Common Stock”) and each corresponding share of Class B Common Stock shall be cancelled and cease to exist and (B) at the Effective Time, each issued and outstanding share of the Company Common Stock, will automatically be converted into the right to receive (i) $1.20 in cash, without interest (the “Cash Consideration”) and (ii) 0.2486 shares (the “Exchange Ratio”) of Parent’s common stock (“Parent Common Stock”), par value $0.01 per share (the “Share Consideration,” together with the Cash Consideration, the “Merger Consideration”).

In connection with the Merger Agreement, at the Effective Time, each restricted stock unit granted pursuant to the Company’s equity plan (each, a “Company Restricted Stock Unit Award”) that is not accelerated by its terms by reason of the Merger shall be cancelled and converted into a number of restricted stock units with respect to Parent Common Stock (each, a “Parent Restricted Stock Unit Award”) equal to the product of the number of shares of Company Common Stock subject to the Company Restricted Stock Unit Award immediately prior to the Effective Time multiplied by a conversion factor that is equal to the sum of (i) the Exchange Ratio and (ii) the Cash Consideration divided by the closing price of a share of Company Common Stock on the last day of trading before the closing of the Merger, rounded to the nearest whole share.

Immediately following the Effective Time, each converted Parent Restricted Stock Unit Award otherwise shall continue to be governed by the same terms and conditions (including vesting and forfeiture) as were applicable to the corresponding Company Restricted Stock Unit Award immediately prior to the Effective Time, except that any performance-based vesting condition that applied to a Company Restricted Stock Unit Award immediately prior to the Effective Time will be treated as having been attained at the target level, so that such converted Parent Restricted Stock Unit Award will remain solely subject to the time-based vesting requirements in effect for the corresponding Company Restricted Stock Unit Award immediately prior to the Effective Time.

The Company and Parent each have made customary representations, warranties and covenants in the Merger Agreement, in each case generally subject to customary materiality qualifiers. Among other things, each party has agreed to, respectively, conduct its business in the ordinary course and preserve its present businesses, goodwill and assets and its respective relationships with employees, customers and similar persons. From the date of the Merger Agreement until the Effective Time, (i) the Company is subject to customary interim operating covenants requiring the Company to refrain from certain acquisition and divestiture activities, dividend payments, capital expenditures, borrowing, amending organizational documents, employee-related matters and governance matters and (ii) the Parent is subject to interim operating covenants requiring the Parent to refrain from certain actions, including certain dividend payments, amending organizational documents or entering to or adopting a plan of complete or partial liquidation.

The closing of the Merger is conditioned on (i) the adoption of the Merger Agreement by the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote thereon (the “Company Common Shareholder Approval”), (ii) certain customary conditions such as the expiration of applicable waiting periods under the Hart-Scott-Rodino Act and any commitment to any governmental entity not to close the transactions contemplated by the Merger Agreement, including the Merger (the “Transactions”), before a certain date, (iii) the absence of any law or order prohibiting the consummation of the Merger, (iv) the effectiveness of the registration statement on Form S-4 pursuant to which the shares of Parent Common Stock issuable in the Merger are registered with the U.S. Securities and Exchange Commission (the “SEC”) and (v) the authorization for listing of Parent Common Stock issuable in the Merger on the Nasdaq Global Select Market.

The Merger Agreement provides that, during the period from the date of the Merger Agreement until the Effective Time, the Company will be subject to certain restrictions on its ability to solicit alternative acquisition proposals from third parties, to provide non-public information to third parties and to engage in discussions with third parties regarding alternative acquisition proposals, subject to customary exceptions. The Company is required to call a meeting of its stockholders to approve the Merger Agreement and, subject to certain exceptions, to recommend that its stockholders approve the Merger Agreement.

The Merger Agreement contains certain termination rights for both the Company and Parent, including, among others:

(a)	by mutual written consent of the Company and Parent;

(b)

by Parent, prior to, but not after, the Company Common Shareholder Approval is obtained, if the Company’s board of directors changes its recommendation (“Company Change of Recommendation”) with respect to the Transactions;

(c)	by the Company or Parent, if the Company Common Shareholder Approval shall not have been obtained;

(d)

by the Company or Parent, if the other party breaches or fails to perform any of its representations, warranties or covenants in the Merger Agreement that cannot be or is not cured in accordance with the terms of the Merger Agreement and such breach or failure to perform would cause applicable closing conditions not to be satisfied;

(e)	by the Company in order to enter into a definitive agreement with respect to a Company Competing Proposal (as defined in the Merger Agreement); and

(f)

by the Company or Parent, if the Merger shall not have been consummated on or before 5:00 p.m. CST on February 10, 2022 (the “Outside Date”). The Outside Date may, under certain circumstances, be extended to June 24, 2022 if the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has not yet expired.

If the Merger Agreement is terminated by (i) Parent pursuant to clause (b), (ii) the Company pursuant to clause (e) or (ii) the Company or Parent pursuant to clauses (c) or (f) at any time when Parent would have been entitled to terminate the Merger Agreement pursuant to clause (b) then the Company shall be required to pay Parent a termination fee of $45 million (the “the Company Termination Fee”).

If (i) (A) the Merger Agreement is terminated by the Company or Parent pursuant to clause (c) or (f) at any time when Parent would have been entitled to terminate the Merger Agreement pursuant to clause (c) and on or before the date of any such termination a Company Competing Proposal shall have been publicly announced or publicly disclosed and not been publicly withdrawn at least five (5) business days prior to the Company Stockholders Meeting (as defined in the Merger Agreement) or (B) the Company terminates the Merger Agreement pursuant to clause (f) at a time when Parent would be permitted to terminate the Merger Agreement pursuant to clause (d) or Parent terminates this Agreement pursuant to clause (d) and on or before the date of any such termination a Company Competing Proposal shall have been publicly announced or disclosed and not withdrawn at least five (5) business days prior to the date of such termination, and (ii) within twelve (12) months after the date of such termination, the Company enters into a definitive agreement with respect to a Company Competing Proposal (or publicly approves or recommends to the stockholders of the Company or otherwise does not oppose, in the case of a tender or exchange offer, a Company Competing Proposal) or consummates a Company Competing Proposal, then the Company shall pay Parent the Company Termination Fee.

In addition to the foregoing termination rights, either party may terminate the Merger Agreement if a governmental entity issues a final, non-appealable order or decree permanently restraining, enjoining or prohibiting the Transactions.

Pursuant to the Merger Agreement, the Company has the right to make a Company Change of Recommendation in certain instances due to an unsolicited superior proposal (subject to three business day match right period), or an intervening event, in each case, where failure to make such a change in recommendation would be inconsistent with the Company’s board’s fiduciary duties under applicable law.

The Company and Parent intend that, for U.S. federal income tax purposes, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and the Merger Agreement is intended to constitute and is adopted as a “plan of reorganization” for purposes of Sections 354 and 361 of the Code and within the meaning of Treasury Regulations Sections 1.368-2(g).

The board of directors of the Company has unanimously (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are in the best interests of the Company’s stockholders, (b) approved and declared advisable the entry into the Merger Agreement and the transactions contemplated thereby, including the Merger, and (c) resolved to recommend that the Company’s stockholders adopt the Merger Agreement.

The board of directors of Parent has unanimously (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are in fair and reasonable to, and in the best interests of, Parent and its stockholders and (b) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger.

The Merger Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company, Parent or their respective subsidiaries or affiliates or equityholders. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of the Company, Parent or any of their respective subsidiaries, affiliates, businesses, or equityholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company or Parent. Accordingly, investors should read the representations and warranties of the Company or Parent and their respective subsidiaries that the respective companies include in reports, statements and other filings they make with the SEC.

Merger Support Agreement

Concurrently with the execution and delivery of the Merger Agreement, certain funds affiliated with Blackstone Inc. and Company management, which beneficially owns and aggregate of 54,819,256 shares of the Company Common Stock and Class B Common stock entered into a support agreement with Parent and the Company (the “Merger Support Agreement”), pursuant to which such funds have agreed to vote their shares (i) in favor of the matters to be submitted to the Company’s stockholders in connection with the Merger and (ii) against specific actions that could reasonably be expected to impede, interfere with, delay, discourage, postpone or adversely affect the transactions contemplated by the Merger, subject to the terms and conditions set forth in the Merger Support Agreement. Each such stockholder also granted an irrevocable proxy to the Parent or any executive officer of Parent designated by Parent in writing to act for and on such stockholder’s behalf, and in such stockholder’s name, place and stead, solely in the event that such stockholder fails to comply in any material respect with his, her or its obligations under the Merger Support Agreement in a timely manner, to vote such stockholder’s shares and grant all written consents with respect thereto and to represent such shareholder in any stockholder meeting held for the purpose of voting on the adoption of the Merger Agreement. In the event of a Company Change of Recommendation, the aggregate number of shares subject to the Merger Support Agreement will be reduced to the number of shares equal to 35% of the outstanding shares of Company’s outstanding stock.

The foregoing summary of the Merger Support Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Support Agreement, which is attached as Exhibit 10.1 to this report and incorporated by reference herein.

Tax Receivable Agreement Amendment

Concurrently with the execution and delivery of the Merger Agreement, certain parties to the Tax Receivable Agreement, dated as of March 17, 2021, by and between the Company and certain members of Holdings (the “TRA”) entered into an amendment thereto (the “TRA Amendment”), which provides for the termination of the TRA immediately prior to the Effective Time for no consideration.

The foregoing summary of the TRA Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the TRA Amendment, which is attached as Exhibit 10.2 to this report and incorporated by reference herein.

Item 7.01.    Regulation FD Disclosure.

On August 11, 2021, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated by reference herein.

On August 11, 2021, the Company also announced that it cancelled its second-quarter 2021 conference call following the announcement of the definitive agreement in which Parent intends to acquire the Company. A copy of the press release is furnished as Exhibit 99.2 to this report and incorporated by reference herein.

The information furnished in this Item 7.01 and the accompanying Exhibits 99.1 and 99.2 will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor will it be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Item 7.01 and the accompanying Exhibits 99.1 and 99.2 not intended to, and does not, constitute a determination or admission by the Company that the information in this Item 7.01 and the accompanying Exhibits 99.1 and 99.2 are material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger by and among Chesapeake Energy Corporation, Hannibal Merger Sub, Inc., Hannibal Merger Sub, LLC, Vine Energy, Inc. and Vine Energy Holdings, LLC., dated as of August 10, 2021.

10.1	Merger Support Agreement, dated August 10, 2021 by and among Chesapeake Energy Corporation, Hannibal Merger Sub, Inc., Hannibal Merger Sub, LLC, Vine Energy, Inc. and the stockholders of Vine Energy, Inc. listed thereto.

10.2	Tax Receivable Agreement Amendment, dated August 10, 2021 by and among Vine Energy Inc., Vine Investment LLC, Vine Investment II LLC, Brix Investment LLC, Brix Investment II LLC, Harvest Investment LLC and Harvest Investment II LLC.

99.1	Joint Press Release, dated August 11, 2021.

99.2	Press Release, dated August 11, 2021.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

*

Schedules and similar attachments to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedules and attachments will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

Additional Information and Where to Find It

This Current Report on Form 8-K is for information purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy, vote or approval with respect to the proposed transaction or otherwise, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

In connection with the proposed transaction, the Company and Parent intend to file materials with the SEC, including a Registration Statement on Form S-4 of Parent (the “Registration Statement”) that will include a joint proxy statement of the Company and Parent, which also constitutes a prospectus of Parent. After the registration statement is declared effective by the SEC, the Company and Parent intend to mail a definitive proxy statement/prospectus to shareholders of the Company and shareholders of Parent. This material is not a substitute for the joint proxy statement/prospectus or the Registration Statement or for any other document that the Company or Parent may file with the SEC and send to the Company’s and/or Parent’s shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY AND PARENT ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY THE COMPANY AND PARENT WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, PARENT AND THE PROPOSED TRANSACTION.

Investors will be able to obtain free copies of the Registration Statement and joint proxy statement/prospectus, as each may be amended from time to time, and other relevant documents filed by the Company and Parent with the SEC (when they become available) through the website maintained by the SEC at https://www.sec.gov. Copies of documents filed with the SEC by the Company will be available free of charge from the Company’s website at https://www.vineenergy.com or by contacting the Company’s Investor Relations Department at (469) 605-2480. Copies of documents filed with the SEC by Parent will be available free of charge from Parent’s website at http://www.chk.com or by contacting Parent’s Investor Relations Department at (405) 935-8878.

Participants in Proxy Solicitation

The Company, Parent and their respective directors and certain of their executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s and Parent’s shareholders in connection with the proposed transaction. Information regarding the executive officers and directors of the Company is included in the Company’s registration statement Form S-1, as amended, which was originally filed with the SEC on February 22, 2021. Information regarding the executive officers and directors of Parent is included in its definitive proxy statement for its 2020 special meeting filed with the SEC on March 20, 2020. Additional information regarding the persons who may be deemed participants and their direct and indirect interests, by security holdings or otherwise, will be set forth in the Registration Statement and joint proxy statement/prospectus and other materials when they are filed with the SEC in connection with the proposed transaction. Free copies of these documents may be obtained as described in the paragraphs above.

Cautionary Statement Regarding Forward-Looking Information

Certain statements in this Current Report on Form 8-K concerning the proposed merger between the Company and Parent, including any statements regarding the expected timetable for completing the proposed transaction, the results, effects, benefits and synergies of the proposed transaction, future opportunities for the combined company, future financial performance and condition, guidance, the tax treatment of the proposed transaction, the timing and amount of future production of natural gas, the hedging strategy and results, future drilling plans and cost estimates, competition and government regulation, the impact of the COVID-19 pandemic, changes to cash flow generation, anticipated liquidity, anticipated cash general and administrative savings and any other statements regarding the Company’s or Parent’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, failure to obtain the required votes of the Company’s shareholders to approve the transaction and related matters; the risk that a condition to closing of the proposed transaction may not be satisfied, that either party terminate the merger agreement or that the closing of the proposed transaction might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating the operations of the Company and Parent; the effects of the merger of the Company and Parent, including the combined company’s future financial condition, results of operations, strategy and plans; the ability of the combined company to realize anticipated synergies and other benefits in the timeframe expected or at all; changes in capital markets and the ability of the combined company to finance operations in the manner expected; regulatory approval of the transaction; the effects of commodity price changes; and the risks of oil and gas activities. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for our operations, oil and natural gas market conditions, legal, economic and regulatory conditions, and environmental matters are only forecasts regarding these matters.

Additional factors that could cause results to differ materially from those described above can be found in the Company’s registration statement Form S-1, as amended, which was originally filed with the SEC on February 22, 2021 and in its subsequent Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, each of which is on file with the SEC and available from the Company’s website at https://www.vineenergy.com and in other documents the Company files with the SEC, and in Parent’s Annual Report on Form 10-K for the year ended December 31, 2020 and in its subsequent Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, each of which is on file with the SEC and available from Parent’s website at http://www.chk.com and in other documents Parent files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither the Company nor Parent assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2021	VINE ENERGY INC.

	By:	/s/ Eric D. Marsh
	Name:	Eric D. Marsh
	Title:	President, Chief Executive Officer and Chairman of the Board